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                                                                      EXHIBIT 26


                                GTE CORPORATION


                    Invitation For Bids For the Purchase of
                           $________________________



        GTE CORPORATION (the "Corporation") is inviting bids, subject to the terms and conditions stated herein, for the purchase from it of $_____________ aggregate principal amount of its _________________________________________ (the
"Securities").

1.  Information Respecting the Company and the Securities.

        Invited bidders may examine, at the office of ___________________________ (Telephone (___) ___-____), on any business day between 10:00 A.M. and 4:00 P.M., the following:

        (a) the Registration Statement on Form S-3 (including the Prospectus, documents incorporated by reference and exhibits), with respect to the Securities;

        (b) the Restated Certificate of Incorporation of the Corporation, as amended;

        (c) a copy of the Indenture dated as of December 1, 1996, as amended and supplemented (herein called the "Indenture") between the Corporation and The Bank of New York (the "Trustee") under which the Securities are to be issued, together with the form of Securities;

        (d) the form of Purchase Agreement (including the Standard Purchase Agreement Provisions (November 1999 Edition)) to be used in submitting bids for the purchase of the Securities;

        (e)  the form of questionnaire to be provided by prospective bidders;
and

        (f) memorandum prepared by the counsel to the Purchasers with respect to the status of the Securities under securities or blue sky laws of certain jurisdictions.

        Copies of said documents in reasonable quantities (except the Restated Certificate of Incorporation of the Corporation, the Indenture, the form of Securities and other exhibits to the Registration Statement) will be supplied upon request, so long as available, to invited bidders.

        The Corporation reserves the right to amend the Registration Statement (including exhibits thereto) and Prospectus and to supplement the Prospectus in such manner as shall not be unsatisfactory to Messrs. Milbank, Tweed, Hadley & McCloy LLP. The Corporation will make copies of any such amendments or supplements available for examination at the above offices in Irving, Texas.

2.  Information Regarding the Bidders to be Furnished to the Corporation.
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        In the case of a bid by a group of bidders, the Representative shall be designated and authorized as the representative of the several bidders in such group in the questionnaires filed by members of the group.

        In the case of a bid by a group of bidders, the Representative shall provide to the Corporation in writing a list of the names of any potential bidder in its group no later than 10:00 A.M. on the business day immediately preceding the date scheduled for the submission of bids. No bid by a group of bidders will be accepted by the Corporation if such group contains a member to which the Corporation has objected prior to 5:00 P.M. on the business day immediately preceding the date scheduled for the submission of bids. Additional members may be added to a group of bidders after 10:00 A.M. on the business day immediately preceding the date scheduled for the submission of bids only with the consent of the Corporation.

        No bid will be considered unless the Sole Bidder, or in the case of a group of bidders, each member of the group through the Representative, shall have furnished to the Corporation, and the Corporation shall have received, two signed copies of the form of questionnaire referred to above, properly filled out by the Sole Bidder or by each member of the group of bidders (the Corporation reserving, however, the right to waive the form of the questionnaire or any irregularity which it deems to be immaterial in any such questionnaire and to extend either generally or in specific instances the time for furnishing questionnaires, and specifically reserving the right to obtain all required bidder information by telegraph or other means of communication). Such copies shall be furnished to the Corporation by telecopy at (972) 507-5343 or by hand delivery or by mail to 1255 Corporate Drive, Mail Code: SVC04C08, Irving, Texas 75038, Attention: David S. Kauffman, Esq., to be received no later than 5:00 P.M., Central time on the business day immediately preceding the date scheduled for the submission of bids (or on such later date as may be determined pursuant to Section 5 hereof). Notwithstanding the furnishing of such questionnaires to the Corporation, any Sole Bidder or the Representative on behalf of a group of bidders thereafter may determine, without liability to the Corporation, not to bid, or any of the several members of a group (other than the Representative) may withdraw therefrom at or before the time of submission of the bid of such group.

3.  Obligations of a Representative to a Group of Bidders

        In the case of a group of bidders, the Representative shall (i) distribute to the members of the group any due diligence materials received by it from the Corporation and (ii) upon the request of any member of such group, request from the Corporation and deliver to such member of the group copies of the documents listed in Section 1 hereof.

4.  Form and Contents of Bids.

        Each bid shall be for the purchase of all of the Securities.

        In case the bid of a group of bidders is accepted, the obligations of the members of the group to purchase the respective principal amounts of Securities indicated in the bid shall be several and not joint. Such bidders shall act through the Representative, who shall be empowered to bind the bidders in the group. No bidder may submit or participate in more than one bid.

5.  Submission of Bids and Delivery of Confirmation of Bids.

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        All bids must be submitted by telephone and confirmed in writing in the manner set forth in Exhibit A, Confirmation of Bid, attached, signed by the Sole Bidder or the Representative on behalf of the members of a group of bidders, or in the case of a single bidder, by such bidders. In the case of fixed rate Securities, each bid must specify: (a) the interest rate, which shall be a multiple of 1/8 of 1% or 1/100 of 1%; and (b) the price to be paid to the Corporation for the Securities, which shall be expressed as a percentage of the principal amount of the Securities and shall not be less than 98% thereof nor more than 100% thereof. In the case of floating rate Securities, each bid must specify such information as the Corporation shall require. The Confirmation of Bid shall specify the same information specified in the telephonic bid.

        The Corporation reserves the right in its discretion from time to time to postpone the time and the date for submission of bids for an aggregate period of not exceeding thirty days, and will give notice of any such postponement to each Invited Bidder, specifying in such notice the changes in the times and dates set forth in the Purchase Agreement occasioned by such postponement. In the event that any such postponement should be for a period of more than three full business days after the date of sending or delivering such notice, the time for filing of questionnaires by Invited Bidders under Section 2 hereof shall by such notice be postponed to 5:00 P.M., Central time, at the place of delivery specified in Section 2 hereof, on the business day immediately preceding the newly scheduled date for the submission of bids.

6.  Acceptance or Rejection of Bids.

        The Corporation may reject all bids, but if any bid for the Securities is accepted the Corporation will accept that bid which shall result in the lowest "annual cost of money" to the Corporation for the Securities, and any bid not so accepted by the Corporation shall, unless such bid shall be involved in rebidding as hereinafter provided, be deemed to have been rejected. The lowest annual cost of money to the Corporation for the Securities shall be determined by the Corporation and such determination shall be final. In case the lowest annual cost of money to the Corporation is provided by two or more such bids, the Corporation (unless it shall reject all bids) will give the makers of such identical bids an opportunity (the duration of which the Corporation may in its sole discretion determine) to improve their bids. The Corporation will accept, unless it shall reject all bids, the improved bid providing the Corporation with the lowest annual cost of money for the Securities. If upon such rebidding the lowest annual cost of money to the Corporation is again provided by two or more improved bids, the Corporation may without liability to the maker of any other bid accept any one of such improved bids in its sole discretion, or may reject all bids. If no improved bid is made within the time fixed by the Corporation, the Corporation may without liability to the maker of any other bid accept any one of the initially submitted bids providing the lowest annual cost of money to the Corporation, or may reject all bids.

        The Corporation further reserves the right to reject the bid of any bidder or group of bidders if the Corporation, in the opinion of its counsel, may not lawfully sell the Securities to such bidder or to any member of such group, unless, in the case of a group of bidders, prior to 1:00 P.M., Central time, on the date on which the bids are submitted, the member or members to which, in the opinion of the Corporation's counsel, the Securities may not be lawfully sold, have withdrawn from the group and the remaining members have agreed to purchase the Securities which such withdrawing member or members had offered to purchase.

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7.  Purchase Agreement and Completion of Registration Statement.

        The Corporation will signify its acceptance of a bid by signing the Purchase Agreement. The Corporation shall, upon request, execute the acceptance on additional copies of the Purchase Agreement as shall be reasonably requested by the Representative of the successful bidders. Upon the acceptance of a bid, the successful Sole Bidder, or, in the case of a bid by a group of bidders, the Representative on behalf of the successful bidders, shall furnish to the Corporation, in writing, all information regarding the bidder or bidders and the public offering, if any, of the Securities required in connection with the prospectus supplement to the Registration Statement, any further information regarding the bidders and the public offering, if any, to be made by them, which may be required to complete the applications filed by the Corporation with public authorities having jurisdiction over the Corporation, and other information required by law in respect of the purchase or sale of the Securities as herein contemplated.

8.  Delivery of the Securities.

        The Securities will be delivered in temporary or definitive form, at the election of the Corporation, to the purchasers of the Securities at the place, at the time and in the manner indicated in the Purchase Agreement, against payment of the purchase price therefor as provided in the Purchase Agreement.

9.  Opinion of Counsel for the Purchasers.

        Messrs. Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, N.Y. 10005, have been requested by the Corporation to act as counsel for the successful bidder or bidders of the Securities and to give to the purchasers an opinion as outlined in the Purchase Agreement. Such counsel has reviewed or will review, from the standpoint of possible purchasers of the Securities, the form of the Registration Statement and the Prospectus and competitive bidding papers, including the Purchase Agreement, and has reviewed or will review the corporate proceedings with respect to the issue and sale of the Securities. Invited bidders may confer with Messrs. Milbank, Tweed, Hadley & McCloy LLP with respect to any of the foregoing matters at the offices of said firm, 1 Chase Manhattan Plaza, New York, N.Y. 10005, Attn.: Robert W. Mullen, Jr., Esq. at (212) 530-5150. The successful bidders are to pay the compensation and disbursements of such counsel, except as otherwise provided in the Purchase Agreement. Such counsel will, on request, advise any Sole Bidder who has, or the Representative of any group of bidders who have, furnished questionnaires as provided in Section 2 hereof, of the amount of such compensation and of the estimated amount of such disbursements.



GTE CORPORATION


_________, ____

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                                                                       Exhibit A

                                GTE CORPORATION
                              (the "Corporation")

                            CONFIRMATION OF BID FOR

               $___,000,000 _____________________________________
                               (the "Securities")

                                     TERMS

Maturity: ___________________.

Interest Payable:

Redemption Provisions:

        [The Securities will not be redeemable prior to maturity.]

                                       OR

        [The redemption price applicable to redemptions to and including __________ (the "initial regular redemption price") will be the initial public offering price as defined below plus the rate of interest on the Securities; the redemption price during the twelve month period beginning __________ and during the twelve month periods beginning on each __________ thereafter through the twelve month period ended __________ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/___ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve month periods which shall have elapsed between __________ and the date fixed for redemption; and thereafter the redemption prices during the twelve month periods beginning __________ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01% or, if there is no nearest 0.01%, then to the next higher 0.01%.

        For the purpose of determining the redemption prices of the Securities, the initial public offering price of the Securities shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the Securities are to be initially offered for sale to the public; if there is not a public offering of the Securities, the initial public offering price of the Securities shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to the Corporation by the Purchasers.]

                                       OR

        [The Debt Securities may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ___ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

          "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal


                                      A-1





















to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debt Securities.

          "Independent Investment Banker" means ___________________________ or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Indenture Trustee.

          "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

          "Reference Treasury Dealer" means (i) ___________________________,
___________________________ and ___________________________, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Corporation.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.]


NAME OF BIDDER:

_________________________________________________________


TELEPHONE NUMBER TO BE USED TO CALL IN BID:

_____________________________

TIME AND DATE BID RECEIVED:

_____________________________________________
 (to be completed by the Corporation)



By submitting this bid, the bidder named above agrees to the following terms and conditions:

o  Each bid shall be for the purchase of all of the Securities.

o  Each bid may be made by a single bidder or by a group of bidders.

o The bidder acknowledges that it (and all members of the bidding group it represents) has received a copy of the Prospectus dated _________, ____.

o If the bid is made by a group of bidders, the undersigned represents and warrants that it is fully authorized by all bidders in the group to act on their behalf and to bind them to the terms of the Purchase Agreement relating to the Securities.

o  Each bid shall specify:

        In the case of fixed rate Securities:

        - the annual interest rate on the Securities, which rate shall be a multiple of 1/8 of 1% or 1/100 of 1%; and

        - the price (exclusive of accrued interest) to be paid to the Corporation for the Securities, which price shall not be less than __% and not more than 100% of the principal amount of the Securities, and that accrued interest on the Securities from __________, ____, to the date of payment of the Securities and the delivery thereof will be paid to the Corporation by the purchaser or purchasers.

        In the case of floating rate Securities:

        [INFORMATION TO BE DELIVERED TO THE CORPORATION]

        In the case of a bid by a group of bidders, the name of, and amount to be purchased by, each bidder.

o Bids must be received by 9:15 A.M., Central time, on ______, ____, or such later time and/or date as the Corporation may specify (the "Bid Time").

o  Bids shall be irrevocable for one (1) hour after the Bid Time.

o The winning bid shall be selected on the basis of the lowest "annual cost of money" to the Corporation.

o Whether or not this bid is accepted by the Corporation, an executed copy of this Confirmation of Bid must be sent promptly by telecopy to the Corporation at
(972) 507-5343, Attn: David S. Kauffman.

o If this bid is accepted, upon acceptance the undersigned agrees to promptly furnish to the Corporation a signed copy of the Purchase Agreement relating to the Securities and a copy of all information required to be included in the Prospectus relating to the Securities.

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o  Closing Date: _____________, ____ at 10:00 A.M., New York City time.

BID:

For fixed rate Securities:

         Interest Rate ________%

         Price to be paid to the Corporation ___________%

For floating rate Securities:

        [INFORMATION TO BE DELIVERED TO THE CORPORATION]


_________________________________
   (Name of Bidder)



_________________________________
   (Authorized Signature)

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